UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 2, 2026
Pacific Biosciences of California, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1305 O’Brien Drive
Menlo Park, California 94025
(Address of principal executive offices) (Zip Code)
(650) 521-8000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PACB	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On March 2, 2026, Michele Farmer notified Pacific Biosciences of California, Inc. (the "Company") that she is voluntarily resigning as Chief Accounting Officer of the Company effective on March 21, 2026, to pursue another opportunity. Ms. Farmer’s departure is not in connection with any known disagreement with the Company on any matter relating to its operations, policies, or practices, including its accounting policies and practices. Ms. Farmer will not receive any severance in connection with her resignation.
Jim R. Gibson, the Company’s Chief Financial Officer, will serve as the Company’s principal accounting officer, effective upon Ms. Farmer’s resignation. Mr. Gibson has served as the Company’s Chief Financial Officer since 2025. Except as described herein, there are no arrangements or understandings between Mr. Gibson and any other person pursuant to which he was appointed as principal accounting officer of the Company. No change to Mr. Gibson's compensation was made in connection with Mr. Gibson's appointment. The information required by Item 5.02(c)(2) of Form 8-K regarding Mr. Gibson is included in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 23, 2025, and is incorporated by reference herein.

ITEM 7.01.    REGULATION FD DISCLOSURE.
On March 5, 2026, the Company entered into a binding term sheet (the "Term Sheet") with Personal Genomics of Taiwan, Inc. (“PGI”) pursuant to which the Company receives a worldwide, royalty-free, non-exclusive license under U.S. Patent No. 7,767,441 and its related patent family, and a five-and-a-half-year covenant not to sue under any patents owned or controlled by PGI, and will result in the dismissal of all claims and counterclaims asserted by the Company and PGI against each other in the litigation. By amicably resolving the litigation, we believe the settlement, together with the license grant and covenant not to sue, provides value to the Company by converting potential litigation risk into defined, time-bound protection that will support the Company’s growth objectives and provide operational certainty for its long-read commercial ecosystem. The covenant not to sue runs with the patents and binds PGI’s successors and transferees. The settlement also provides for the release of claims for damages arising from activities occurring prior to and during the covenant term. Under the fixed payment structure, the Company will pay PGI $8,000,000 in the first quarter of 2026, and $5,000,000 in the first quarter of each of 2027, 2028 and 2029, with the payment in 2027 increasing by $1,000,000 if the Company’s 2026 revenue is at least $165,000,000 and another $1,000,000 if it is at least $180,000,000.
Cautionary Note Regarding Forward-Looking Statements
This report contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements relating to the Term Sheet; statements about the Company’s expectations that converting potential litigation risk into defined, time-bound protection will support the Company’s growth objectives and provide operational certainty for its long-read commercial ecosystem; and the Company’s expectations with respect to payments to PGI over time under the fixed payment structure. You should not place undue reliance on forward-looking statements because they are subject to assumptions, risks, and uncertainties and could cause actual outcomes and results to differ materially from currently anticipated results, including, but not limited to, failure to realize the anticipated benefits of the Term Sheet; unforeseen liabilities; risks related to each of the Company’s and PGI’s ability to successfully adhere to the Term Sheet; unanticipated increases in costs or expenses; third-party claims alleging infringement of patents and proprietary rights or seeking to invalidate the Company’s patents or proprietary rights; and other risks associated with general macroeconomic conditions and geopolitical instability. Additional factors that could materially affect actual results can be found in the Company’s most recent filings with the Securities and Exchange Commission, including the Company’s most recent reports on Forms 8-K, 10-K, and 10-Q, and include those listed under the caption “Risk Factors.” These forward-looking statements are based on current expectations and speak only as of the date hereof; except as required by law, the Company disclaims any obligation to revise or update these forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biosciences of California, Inc.

	By:	/s/ Brett Atkins
Brett Atkins
General Counsel
Date: March 6, 2026